Exhibit 99.1

NEWS RELEASE

For Immediate Release	Contact:	Michael Sund
March 16, 2006		(858) 503-3233

MAXWELL TECHNOLOGIES FILES FORM 10-K FOR FISCAL YEAR 2005; FINAL AUDITED RESULTS

REFLECT GAIN FROM ACCOUNTING TREATMENT FOR CONVERTIBLE DEBENTURES AND WARRANTS

SAN DIEGO, Calif. — Maxwell Technologies, Inc. (Nasdaq: MXWL) today filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, with the Securities and Exchange Commission (SEC).

The company’s final audited financial results for the fourth quarter and FY 2005 reflect a net gain of $800,000, based on the change in “fair value” of conversion features in $25 million of convertible debentures and warrants to purchase 394,737 shares of Maxwell common stock from their original December 20, 2005 issue date to the company’s December 31, 2005 fiscal year-end. The non-cash gain reduces the company’s net loss for the fourth quarter to $1.1 million, or $0.06 per share, compared with a net loss of $1.9 million, or $0.12 per share, as reported in a press release issued February 28, 2006, pending completion of the valuation. The gain is recorded in the Statement of Operations as a gain on the fair value of “embedded derivative liabilities”.

The year-end fair value gain calculation is based on a $1 decline in the closing price of Maxwell common stock on the Nasdaq Stock Exchange from December 20 to December 29, 2005. The fair value of the debenture conversion feature and warrants will be recalculated at each quarterly reporting period, and any difference in fair value from the prior period will be reflected in the Statement of Operations. Subsequent share price declines would result in recognition of additional gains, while share price increases would result in recognition of expenses. For example, if Maxwell’s closing share price were $17 on March 31, 2006, the company would recognize a $1.9 million non-cash expense in the Statement of Operations due to a fair value change calculation.

The Black-Scholes valuation model is used to calculate fair value. Accounting for the conversion features in the debentures and warrants as derivative liabilities is in accordance with SFAS 133 “Accounting for Derivative Instruments and Hedging Activities”, and EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in a Company’s Own Stock”.

The debentures and warrants are convertible by the holder at any time into Maxwell common shares at a price of $19.00 per share. After eighteen months from the issue date, the company may require that a specified amount of the principal of the debentures be converted if certain conditions are satisfied for a period of 20 consecutive trading days. Maxwell is required to maintain a cash balance of at least $8 million at all times while the convertible debt is outstanding. Therefore $8 million of cash is classified as “restricted cash”.

A summary Income Statement and Balance Sheet reflecting the above noted adjustments follow. Complete financial statements are available with the Form 10-K filed with the SEC, and may be accessed via the following link to the company’s web site: http://www.maxwell.com/company/investors/sec_filings.html

Maxwell is a leading developer and manufacturer of innovative, cost-effective energy storage and power delivery solutions. Our BOOSTCAP® ultracapacitor cells and multi-cell modules and POWERCACHE® backup power systems provide safe and reliable power solutions for applications in consumer and industrial electronics, transportation and telecommunications. Our CONDIS® high-voltage grading and coupling capacitors help to ensure the safety and reliability of electric utility infrastructure and other applications involving transport, distribution and measurement of high-voltage electrical energy. Our radiation-mitigated microelectronic products include power modules, memory modules and single board computers that incorporate powerful commercial silicon for superior performance and high reliability in aerospace applications. For more information, please visit our website: www.maxwell.com.

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MAXWELL FILES FORM 10-K FOR FISCAL YEAR 2005

Forward Looking Statements

Statements in this news release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as:

•	the company’s history of losses and uncertainty about its ability to achieve or maintain profitability, or to obtain sufficient capital to meet customer demand or other corporate needs;

•	development and acceptance of products based on new technologies;

•	demand for original equipment manufacturers’ products reaching anticipated levels;

•	general economic conditions in the markets served by the company’s products;

•	cost-effective manufacturing of new products;

•	the impact of competitive products and pricing;

•	risks and uncertainties involved in foreign operations, including the impact of currency fluctuations;

•	product liability or warranty claims in excess of our reserves.

For further information regarding risks and uncertainties associated with Maxwell’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Maxwell’s investor relations department at (858) 503-3434 or at our investor relations website at http://www.maxwell.com/company/investors/sec_filings.html

All information in this release is as of March 16, 2006. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

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Maxwell Technologies, Inc. & Subsidiaries

Consolidated Statements of Income

	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
Total revenue	$12,609	$8,487	$45,437	$32,212
Gross profit	4,590	574	14,034	6,911
Selling, general and administrative expenses	4,484	3,169	14,127	10,214
Research and development	1,906	1,427	7,175	5,528
Loss from continuing operations	(1,135)	(5,061)	(6,254)	(9,808)
Discontinued operations, net of tax	15	(20)	(40)	733
Net loss	$(1,120)	$(5,081)	$(6,294)	$(9,075)
Basic and diluted net loss per share:
Loss from continuing operations	$(0.07)	$(0.33)	$(0.39)	$(0.67)
Discontinued operations, net of tax	0.01	—	—	0.05
Net loss per share	$(0.06)	$(0.33)	$(0.39)	$(0.62)

MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	December 31, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$25,760	$10,740
Investments in marketable securities	696	2,055
Trade and other accounts receivable, net	6,915	6,911
Inventories, net	9,536	8,105
Prepaid expenses and other current assets	841	921

Total current assets	43,748	28,732
Property and equipment, net	10,368	10,892
Other intangible assets, net	1,541	1,891
Goodwill	18,549	21,101
Prepaid pension asset	4,930	5,060
Restricted cash	8,000	—
Other non-current assets	1,328	50

	$88,464	$67,726

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$6,870	$7,291
Accrued warranty	632	701
Accrued employee compensation	2,588	1,591
Short-term borrowings and current portion of long-term debt	1,695	1,970
Deferred tax liability - current portion	291	357
Net liabilities of discontinued operations	527	1,045

Total current liabilities	12,603	12,955
Deferred tax liability - long-term portion	1,198	1,167
Long-term debt, excluding current portion	22,212	813
Stock warrants	2,600	—
Stockholders’ equity:
Common stock, $0.10 par value per share, 40,000 shares authorized; 16,600 and 15,695 shares issued and outstanding at December 31, 2005 and 2004, respectively	1,660	1,569
Additional paid-in capital	136,135	126,317
Unearned compensation	(2,438)	—
Accumulated deficit	(87,600)	(81,306)
Accumulated other comprehensive income	2,094	6,211

Total stockholders’ equity	49,851	52,791

	$88,464	$67,726